Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
December 4, 2014

SEARS HOLDINGS REPORTS THIRD QUARTER 2014 RESULTS
HOFFMAN ESTATES, Ill. - Sears Holdings Corporation (NASDAQ: SHLD) today announced financial results for its third quarter ended November 1, 2014 in line with the third quarter estimate provided on November 7, 2014. Net loss attributable to Sears Holdings' shareholders was $548 million ($5.15 loss per diluted share) for the third quarter of 2014, compared to $534 million ($5.03 loss per diluted share) for the prior year third quarter. Domestic Adjusted EBITDA was $(296) million for the third quarter of 2014, compared to $(310) million in the prior year third quarter. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts, including Adjusted EBITDA.1 As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest.
"We remain intently focused on delivering an unparalleled integrated retail experience for our customers through Shop Your Way and above all, returning Sears Holdings to profitability," said Edward S. Lampert, Sears Holdings' Chairman and Chief Executive Officer. "During the quarter, we unveiled or expanded several Integrated Retail customer initiatives, which helped drive online and multi-channel sales. Our members are responding to our transformation, and we are encouraged by the year-over-year domestic Adjusted EBITDA trends, which mark a positive departure from the prior six quarters. At the same time, we continue to enhance the Company's capital structure and liquidity to support our transformation into an integrated membership-focused company."
Rob Schriesheim, Sears Holdings' Chief Financial Officer, said, "Over the past several months, we have taken a number of actions to enhance our financial flexibility, support our operations during the upcoming holiday and post-holiday season, and meet our obligations. We have proven that we are an asset-rich enterprise with multiple levers at our disposal to generate financial flexibility, while creating shareholder value. In total, the actions we have taken have generated $2.2 billion in liquidity in fiscal 2014 thus far. We will continue to strategically monetize assets and manage our resources more efficiently in order to redeploy capital in support of the transformation."
Third Quarter Highlights:

•
Online and multi-channel sales grew approximately 9% over the prior year third quarter and approximately 18% over the prior year first nine months as the Company continues to transform to an Integrated Retail Platform - with shopping at the store, online and on mobile;

•	Sales to Shop Your Way® members in Sears Full-line and Kmart stores were 72% of eligible sales, consistent with the third quarter last year;
_________________________
1We believe that our use of Adjusted EBITDA, Domestic Adjusted EBITDA and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for them to make our statements more useful and comparable. However, we do not, and do not recommend that you, solely use Adjusted EBITDA or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance.

•
Kmart comparable store sales increased 0.5% for the quarter, as compared to a 2.1% decline in the third quarter of last year. Apparel, outdoor living and toys were top performers. Excluding the impact of the consumer electronics and grocery & household goods businesses, comparable store sales would have increased 2.8%;

•
Sears Domestic comparable store sales decreased 0.7% for the quarter, as compared to a 4.0% decline in the third quarter of last year, reflecting the impact of consumer electronics industry trends. Excluding the impact of consumer electronics, Sears Domestic comparable store sales would have increased 1.0%;

•
The Company continues to demonstrate that it has the financial flexibility to fund its transformation and meet its obligations. As of December 3, 2014, we had approximately $1.5 billion in availability under our credit facility; and

•
Year-to-date, we closed, or announced for closure, approximately 235 underperforming stores, the majority of which are Kmart stores. The Company, which has more than 1,830 Sears and Kmart stores, expects to migrate the shopping activity of highly engaged members who previously shopped closed stores to alternative channels. As a result, we hope to retain a portion of the sales previously associated with these stores by nurturing and maintaining our relationships with the members that shopped these locations.

Financial Results
Revenues decreased approximately $1.1 billion to $7.2 billion for the quarter ended November 1, 2014, as compared to revenues of $8.3 billion for the quarter ended November 2, 2013. The majority of the decline related to the following significant items: $384 million from the separation of the Lands’ End business, which was completed in the first quarter of 2014, $340 million in less revenue from fewer Kmart and Sears Full-line stores and $326 million associated with Sears Canada, which was de-consolidated in October 2014. For the quarter, domestic comparable store sales declined 0.1%, comprised of an increase of 0.5% at Kmart and a decrease of 0.7% at Sears Domestic.
Gross margin decreased $330 million to $1.6 billion in the third quarter of 2014, as compared to the prior year quarter. Kmart's gross margin rate for the third quarter increased 50 basis points primarily driven by an increase in the apparel category due to lower promotional activity. Sears Domestic's gross margin rate declined 190 basis points for the quarter with decreases experienced in a majority of categories, most notably consumer electronics, home appliances (partially due to free delivery), tools and home.
Selling and administrative expenses decreased $251 million in the third quarter of 2014 compared to the prior year quarter. Excluding significant items noted in our Adjusted Earnings Per Share tables, domestic selling and administrative expenses declined $71 million primarily due to a decrease in advertising expenses.
Interest and investment income in the third quarter of 2014 included a gain of $70 million related to the de-consolidation of Sears Canada.
The Company reported an operating loss of $490 million for the third quarter of 2014 compared to $497 million for the prior year period.
The effective tax rate for the third quarter of 2014 was 33.9%, primarily due to a non-cash valuation allowance established on Sears Canada’s deferred income taxes prior to de-consolidation.
Financial Position
As a result of the Sears Canada rights offering, the Company no longer consolidates the results of Sears Canada as of October 16, 2014. As such, the financial position as of the third quarter 2014 does not include Sears Canada.

The Company had cash balances of $326 million at November 1, 2014 compared with $384 million (domestic only) at November 2, 2013 and $577 million (domestic only) at February 1, 2014.
Short-term borrowings totaled $2.1 billion ($1.6 billion domestic credit facility, $400 million secured short-term loan and $91 million commercial paper) at the end of the third quarter of 2014 as compared to $1.8 billion ($1.6 billion domestic credit facility and $160 million commercial paper) at the end of the third quarter of 2013 and $1.3 billion ($1.3 billion domestic credit facility and $9 million commercial paper) at February 1, 2014.
At December 3, 2014, the amount available to borrow under our credit facility was approximately $1.5 billion.
Total long-term debt (long-term debt and capital lease obligations) was $2.8 billion at November 1, 2014 and $2.9 billion at both November 2, 2013 and February 1, 2014.
Merchandise inventories at November 1, 2014 were $6.5 billion, as compared to $8.0 billion (domestic only) at November 2, 2013. Excluding inventory from the Lands' End business of approximately $464 million, domestic inventory decreased approximately $1.1 billion driven by both improved productivity and store closures.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements, including about our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our liquidity and our ability to exercise financial flexibility as we meet our obligations and possible strategic transactions. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the statements concerning our evaluation of strategic alternatives for our Sears Auto Centers business or with respect to the sale-leaseback/real estate investment trust transaction regarding certain owned real estate also are subject to risks and uncertainties, including our ability to enter into or complete any such transaction on acceptable terms, on intended timetables or at all, the form or terms and conditions of any such transaction, and the impact of the evaluation and/or completion of any such transaction on our other businesses. There can be no assurance that any of these efforts will be successful. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement our integrated retail strategy to transform our business; our ability to successfully manage our inventory levels; our ability to successfully implement initiatives to improve our liquidity through inventory management and other actions; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the availability of consumer and commercial credit, changes in consumer confidence and spending, the impact of rising fuel prices, and changes in vendor relationships; vendors’ lack of willingness to provide acceptable payment terms or otherwise restricting financing to purchase inventory or services; possible limits on our access to our domestic credit facility, which is subject to a borrowing base limitation and a springing fixed charge coverage ratio covenant, capital markets and other financing sources, including additional second lien financings, with respect to which we do not have commitments from lenders; our ability to successfully achieve our plans to generate liquidity through potential transactions or otherwise; potential liabilities in connection with the separation of Lands’ end, Inc. and disposition of a portion of our ownership interest in Sears Canada, Inc.; our extensive reliance on computer systems, including legacy systems, to implement our integrated retail strategy, process transactions, summarize results, maintain customer, member, associate and Company data, and otherwise manage our business, which may be subject to disruptions or security breaches; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business and the transfer of significant internal historical knowledge to such parties; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; our ability to protect or preserve the image of our brands; the outcome of pending and/or future legal proceedings, including product liability and qui tam claims and proceedings with respect to which the parties have reached a preliminary settlement; the timing and amount of required pension plan funding; and other risks, uncertainties and factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

* * * * *

Sears Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		39 Weeks Ended
millions, except per share data	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
REVENUES
Merchandise sales and services	$7,207	$8,272	$23,099	$25,595
COSTS AND EXPENSES
Cost of sales, buying and occupancy	5,606	6,341	17,928	19,322
Gross margin dollars	1,601	1,931	5,171	6,273
Gross margin rate	22.2%	23.3%	22.4%	24.5%
Selling and administrative	2,011	2,262	6,218	6,771
Selling and administrative expense as a percentage of total revenues	27.9%	27.3%	26.9%	26.5%
Depreciation and amortization	148	181	455	559
Impairment charges	—	6	25	14
Gain on sales of assets	(68)	(21)	(148)	(276)
Total costs and expenses	7,697	8,769	24,478	26,390
Operating loss	(490)	(497)	(1,379)	(795)
Interest expense	(78)	(61)	(221)	(181)
Interest and investment income	97	8	133	29
Other income	2	1	4	—
Loss before income taxes	(469)	(549)	(1,463)	(947)
Income tax (expense) benefit	(159)	2	(188)	(19)
Net loss	(628)	(547)	(1,651)	(966)
(Income) loss attributable to noncontrolling interests	80	13	128	(41)
NET LOSS ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$(548)	$(534)	$(1,523)	$(1,007)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS
Diluted loss per share	$(5.15)	$(5.03)	$(14.33)	$(9.49)
Diluted weighted average common shares outstanding	106.4	106.1	106.3	106.1

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	November 1, 2014	November 2, 2013	February 1, 2014
ASSETS
Current assets
Cash and cash equivalents	$326	$599	$1,028
Restricted cash	—	8	10
Accounts receivable	546	541	553
Merchandise inventories	6,464	8,912	7,034
Prepaid expenses and other current assets	255	468	334
Total current assets	7,591	10,528	8,959
Property and equipment, net	4,561	5,682	5,394
Goodwill	269	379	379
Trade names and other intangible assets	2,104	2,858	2,850
Other assets	644	762	679
TOTAL ASSETS	$15,169	$20,209	$18,261

LIABILITIES
Current liabilities
Short-term borrowings	$2,096	$1,751	$1,332
Current portion of long-term debt and capitalized lease obligations	75	82	83
Merchandise payables	2,431	3,517	2,496
Other current liabilities	2,100	2,510	2,527
Unearned revenues	825	912	900
Other taxes	406	473	460
Short-term deferred tax liabilities	481	430	387
Total current liabilities	8,414	9,675	8,185
Long-term debt and capitalized lease obligations	2,769	2,862	2,834
Pension and postretirement benefits	1,320	2,387	1,942
Other long-term liabilities	1,830	2,039	2,008
Long-term deferred tax liabilities	710	919	1,109
Total Liabilities	15,043	17,882	16,078
EQUITY
Total Equity	126	2,327	2,183
TOTAL LIABILITIES AND EQUITY	$15,169	$20,209	$18,261

Total common shares outstanding	106.5	106.5	106.4

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended November 1, 2014
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$2,707	$3,889	$611	$7,207

Cost of sales, buying and occupancy	2,147	3,002	457	5,606
Gross margin dollars	560	887	154	1,601
Gross margin rate	20.7%	22.8%	25.2%	22.2%

Selling and administrative	708	1,131	172	2,011
Selling and administrative expense as a percentage of total revenues	26.2%	29.1%	28.2%	27.9%
Depreciation and amortization	25	110	13	148
Gain on sales of assets	(24)	(44)	—	(68)
Total costs and expenses	2,856	4,199	642	7,697
Operating loss	$(149)	$(310)	$(31)	$(490)

Number of:
Kmart Stores	1,050	—	—	1,050
Full-Line Stores	—	751	113	864
Specialty Stores	—	30	305	335
Total Stores	1,050	781	418	2,249

	13 Weeks Ended November 2, 2013
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$2,916	$4,419	$937	$8,272

Cost of sales, buying and occupancy	2,327	3,326	688	6,341
Gross margin dollars	589	1,093	249	1,931
Gross margin rate	20.2%	24.7%	26.6%	23.3%

Selling and administrative	745	1,244	273	2,262
Selling and administrative expense as a percentage of total revenues	25.5%	28.2%	29.1%	27.3%
Depreciation and amortization	31	128	22	181
Impairment charges	3	2	1	6
Gain on sales of assets	(19)	(2)	—	(21)
Total costs and expenses	3,087	4,698	984	8,769
Operating loss	$(171)	$(279)	$(47)	$(497)

Number of:
Kmart Stores	1,183	—	—	1,183
Full-Line Stores	—	785	118	903
Specialty Stores	—	50	338	388
Total Stores	1,183	835	456	2,474

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended November 1, 2014
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$8,527	$12,484	$2,088	$23,099

Cost of sales, buying and occupancy	6,790	9,552	1,586	17,928
Gross margin dollars	1,737	2,932	502	5,171
Gross margin rate	20.4%	23.5%	24.0%	22.4%

Selling and administrative	2,128	3,487	603	6,218
Selling and administrative expense as a percentage of total revenues	25.0%	27.9%	28.9%	26.9%
Depreciation and amortization	72	334	49	455
Impairment charges	2	8	15	25
(Gain) loss on sales of assets	(76)	(73)	1	(148)
Total costs and expenses	8,916	13,308	2,254	24,478
Operating loss	$(389)	$(824)	$(166)	$(1,379)

Number of:
Kmart Stores	1,050	—	—	1,050
Full-Line Stores	—	751	113	864
Specialty Stores	—	30	305	335
Total Stores	1,050	781	418	2,249

	39 Weeks Ended November 2, 2013
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$9,187	$13,709	$2,699	$25,595

Cost of sales, buying and occupancy	7,184	10,163	1,975	19,322
Gross margin dollars	2,003	3,546	724	6,273
Gross margin rate	21.8%	25.9%	26.8%	24.5%

Selling and administrative	2,205	3,800	766	6,771
Selling and administrative expense as a percentage of total revenues	24.0%	27.7%	28.4%	26.5%
Depreciation and amortization	97	390	72	559
Impairment charges	3	10	1	14
Gain on sales of assets	(47)	(48)	(181)	(276)
Total costs and expenses	9,442	14,315	2,633	26,390
Operating income (loss)	$(255)	$(606)	$66	$(795)

Number of:
Kmart Stores	1,183	—	—	1,183
Full-Line Stores	—	785	118	903
Specialty Stores	—	50	338	388
Total Stores	1,183	835	456	2,474

Sears Holdings Corporation
Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	13 Weeks Ended		39 Weeks Ended
millions	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net loss attributable to Holdings per statement of operations	$(548)	$(534)	$(1,523)	$(1,007)
Income (loss) attributable to noncontrolling interests	(80)	(13)	(128)	41
Income tax expense (benefit)	159	(2)	188	19
Interest expense	78	61	221	181
Interest and investment income	(97)	(8)	(133)	(29)
Other income	(2)	(1)	(4)	—
Operating loss	(490)	(497)	(1,379)	(795)
Depreciation and amortization	148	181	455	559
Gain on sales of assets	(68)	(21)	(148)	(276)
Before excluded items	(410)	(337)	(1,072)	(512)

Closed store reserve and severance	70	4	138	27
Domestic pension expense	22	41	67	122
Other expenses(1)	9	—	9	—
Impairment charges	—	6	25	14
Adjusted EBITDA	(309)	(286)	(833)	(349)

Lands' End separation	—	(29)	(10)	(70)
Adjusted EBITDA as defined(2)	$(309)	$(315)	$(843)	$(419)

Sears Canada segment	13	5	71	21
Domestic Adjusted EBITDA as defined(2)	$(296)	$(310)	$(772)	$(398)
(1) Consists of transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End business which were included in our results of operations prior to the separation.

Sears Holdings Corporation
Adjusted EBITDA

Amounts are Preliminary and Subject to Change
	13 Weeks Ended
	November 1, 2014				November 2, 2013
millions	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating loss per statement of operations	$(149)	$(310)	$(31)	$(490)	$(171)	$(279)	$(47)	$(497)
Depreciation and amortization	25	110	13	148	31	128	22	181
Gain on sales of assets	(24)	(44)	—	(68)	(19)	(2)	—	(21)
Before excluded items	(148)	(244)	(18)	(410)	(159)	(153)	(25)	(337)

Closed store reserve and severance	48	20	2	70	17	(32)	19	4
Domestic pension expense	—	22	—	22	—	41	—	41
Other expenses (1)	3	3	3	9	—	—	—	—
Impairment charges	—	—	—	—	3	2	1	6
Adjusted EBITDA	(97)	(199)	(13)	(309)	(139)	(142)	(5)	(286)

Lands' End separation	—	—	—	—	—	(29)	—	(29)
Adjusted EBITDA as defined(2)	$(97)	$(199)	$(13)	$(309)	$(139)	$(171)	$(5)	$(315)
% to revenues(3)	(3.6)%	(5.1)%	(2.1)%	(4.3)%	(4.8)%	(4.2)%	(0.5)%	(4.0)%

	39 Weeks Ended
	November 1, 2014				November 2, 2013
millions	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$(389)	$(824)	$(166)	$(1,379)	$(255)	$(606)	$66	$(795)
Depreciation and amortization	72	334	49	455	97	390	72	559
(Gain) loss on sales of assets	(76)	(73)	1	(148)	(47)	(48)	(181)	(276)
Before excluded items	(393)	(563)	(116)	(1,072)	(205)	(264)	(43)	(512)

Closed store reserve and severance	84	27	27	138	33	(27)	21	27
Domestic pension expense	—	67	—	67	—	122	—	122
Other expenses (1)	3	3	3	9	—	—	—	—
Impairment charges	2	8	15	25	3	10	1	14
Adjusted EBITDA	(304)	(458)	(71)	(833)	(169)	(159)	(21)	(349)

Lands' End separation	—	(10)	—	(10)	—	(70)	—	(70)
Adjusted EBITDA as defined(2)	$(304)	$(468)	$(71)	$(843)	$(169)	$(229)	$(21)	$(419)
% to revenues(3)	(3.6)%	(3.8)%	(3.4)%	(3.7)%	(1.8)%	(1.8)%	(0.8)%	(1.7)%

(1) Consists of transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted for the results of the Lands' End business which were included in our results of operations prior to the separation.
(3) Excludes revenues of the Lands' End business which were included in our results of operations prior to the separation.

Sears Holdings Corporation
Adjusted Earnings per Share

Amounts are Preliminary and Subject to Change

	13 Weeks Ended November 1, 2014
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve and Severance	Domestic Gain on Sales of Assets	Other Expenses	Gain on Sears Canada Disposition	Domestic Tax Matters	Sears Canada Segment	As Adjusted(1)
Gross margin impact	$1,601	$—	$41	$—	$—	$—	$—	$(154)	$1,488
Selling and administrative impact	2,011	(22)	(27)	—	(6)	—	—	(172)	1,784
Depreciation and amortization impact	148	—	(6)	—	—	—	—	(13)	129
Gain on sales of assets impact	(68)	—	—	42	—	—	—	—	(26)
Operating loss impact	(490)	22	74	(42)	6	—	—	31	(399)
Interest expense impact	(78)	—	—	—	—	—	—	1	(77)
Interest and investment income impact	97	—	—	—	—	(70)	—	(12)	15
Other income impact	2	—	—	—	—	—	—	(2)	—
Income tax expense impact	(159)	(8)	(28)	16	(2)	26	180	148	173
Loss attributable to noncontrolling interest impact	80	—	—	—	—	—	—	(80)	—
After tax and noncontrolling interest impact	(548)	14	46	(26)	4	(44)	180	86	(288)
Diluted loss per share impact	$(5.15)	$0.13	$0.43	$(0.25)	$0.04	$(0.41)	$1.69	$0.81	$(2.71)

(1) Adjusted for the results of the Sears Canada business which were included in our results prior to the disposition.

	13 Weeks Ended November 2, 2013
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Tax Matters	Sears Canada Segment	Lands' End Separation	As Adjusted(2)
Gross margin impact	$1,931	$—	$13	$—	$(249)	$(150)	$1,545
Selling and administrative impact	2,262	(41)	28	—	(273)	(121)	1,855
Depreciation and amortization impact	181	—	(3)	—	(22)	(5)	151
Impairment charges impact	6	—	(5)	—	(1)	—	—
Operating loss impact	(497)	41	(7)	—	47	(24)	(440)
Interest expense impact	(61)	—	—	—	(4)	—	(65)
Interest and investment income impact	8	—	—	—	(6)	—	2
Income tax benefit impact	2	(15)	3	200	(11)	9	188
Loss attributable to noncontrolling interest impact	13	—	—	—	(13)	—	—
After tax and noncontrolling interest impact	(534)	26	(4)	200	13	(15)	(314)
Diluted loss per share impact	$(5.03)	$0.25	$(0.04)	$1.88	$0.12	$(0.14)	$(2.96)

(2) Adjusted for the results of the Lands' End and Sears Canada businesses which were included in our results prior to the separation/disposition.

Sears Holdings Corporation
Adjusted Earnings per Share

Amounts are Preliminary and Subject to Change

	39 Weeks Ended November 1, 2014
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Other Expenses	Gain on Sears Canada Disposition	Domestic Tax Matters	Sears Canada Segment	Lands' End Separation	As Adjusted(1)
Gross margin impact	$5,171	$—	$58	$—	$—	$—	$—	$(502)	$(87)	$4,640
Selling and administrative impact	6,218	(67)	(53)	—	(6)	—	—	(603)	(77)	5,412
Depreciation and amortization impact	455	—	(7)	—	—	—	—	(49)	(3)	396
Impairment charges impact	25	—	(10)	—	—	—	—	(15)	—	—
Gain on sales of assets impact	(148)	—	—	65	—	—	—	(1)	—	(84)
Operating loss impact	(1,379)	67	128	(65)	6	—	—	166	(7)	(1,084)
Interest expense impact	(221)	—	—	—	—	—	—	5	—	(216)
Interest and investment income impact	133	—	—	—	—	(70)	—	(38)	—	25
Other income impact	4	—	—	—	—	—	—	(4)	—	—
Income tax expense impact	(188)	(25)	(48)	25	(2)	26	554	136	3	481
Loss attributable to noncontrolling interest impact	128	—	—	—	—	—	—	(128)	—	—
After tax and noncontrolling interest impact	(1,523)	42	80	(40)	4	(44)	554	137	(4)	(794)
Diluted loss per share impact	$(14.33)	$0.40	$0.75	$(0.38)	$0.04	$(0.41)	$5.21	$1.29	$(0.04)	$(7.47)

	39 Weeks Ended November 2, 2013
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Domestic Tax Matters	Sears Canada Segment	Lands' End Separation	As Adjusted(1)
Gross margin impact	$6,273	$—	$28	$—	$—	$(724)	$(408)	$5,169
Selling and administrative impact	6,771	(122)	22	—	—	(766)	(338)	5,567
Depreciation and amortization impact	559	—	(5)	—	—	(72)	(16)	466
Impairment charges impact	14	—	(13)	—	—	(1)	—	—
Gain on sales of assets impact	(276)	—	—	55	—	181	—	(40)
Operating loss impact	(795)	122	24	(55)	—	(66)	(54)	(824)
Interest expense impact	(181)	—	—	—	—	(2)	—	(183)
Interest and investment income impact	29	—	—	—	—	(17)	—	12
Other income impact	—	—	—	—	—	1	—	1
Income tax expense impact	(19)	(45)	(10)	21	406	(1)	21	373
Income attributable to noncontrolling interest impact	(41)	—	—	—	—	41	—	—
After tax and noncontrolling interest impact	(1,007)	77	14	(34)	406	(44)	(33)	(621)
Diluted loss per share impact	$(9.49)	$0.73	$0.13	$(0.32)	$3.82	$(0.41)	$(0.31)	$(5.85)
(1) Adjusted for the results of the Lands' End and Sears Canada businesses which were included in our results prior to the separation/disposition.